UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 10, 2005

Computer Software Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) Merger Agreement. On February 10, 2005, Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc. (“Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Computer Software Innovations, Inc., a South Carolina corporation (“CSI”). At that time, CSI owned approximately seventy-seven percent (77%) of the issued and outstanding common stock of the Company. The Merger Agreement provided that, upon the terms and conditions set forth in the agreement, CSI would merge into the Company, with the Company continuing as the surviving corporation. The merger and related transactions were consummated on February 11, 2005.

Pursuant to the Merger Agreement, in the merger and related CSI dividend transactions, the former stockholders of CSI received, in exchange for their shares of CSI common stock, approximately $7.1 million of cash, subordinated notes aggregating approximately $1.9 million to be repaid over the next fifteen months and approximately 2,527,000 shares of common stock of Company. The shares of the Company’s common stock previously held by CSI, representing approximately 77% of its issued and outstanding capital stock, were cancelled. The remaining stockholders of the Company retained their existing shares, subject to the recent 40 to 1 reverse stock split. Such minority stockholders have appraisal rights as provided in accordance with Delaware law, whereby they may elect to have their shares repurchased by the Company. Information on how appraisal rights may be exercised was provided to all stockholders of record as of the date of the merger.

As a result of the reverse stock split, the merger and the sale of preferred stock (described in Item 3.02, which item is incorporated herein by reference), the Company has approximately 9.8 million shares of common stock outstanding on an as-converted basis. On a diluted basis, assuming the exercise of outstanding warrants and options, approximately 17.3 million shares of common stock are outstanding.

Pursuant to the Merger Agreement, a new board of directors was constituted and new officers appointed. These events are described in Item 5.02, which item is incorporated herein by reference.

In accordance with the Merger Agreement, upon the consummation of the merger, the certificate of incorporation and the bylaws of the Company were each amended and restated in the forms filed as Exhibit 3.1 and Exhibit 3.2, respectively, which are incorporated herein by reference. Certain changes in the rights of security holders of the Company relating to the amended and restated certificate of incorporation and the amended and restated bylaws are discussed in Item 3.03, which item is incorporated herein by reference.

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and incorporated herein by reference. The Company issued a press release on February 14, 2005 announcing the completion of the merger as well as the completion of a sale of preferred stock to Barron Partners LP. The press release is filed as Exhibit 99.1, and is incorporated herein by reference. Certain other information relating to the merger and the merger agreement is discussed at Item 2.01 below, which item is incorporated herein by reference.

(b) Preferred Stock Purchase Agreement. In connection with the merger, Company entered into a Preferred Stock Purchase Agreement dated February 10, 2005 (the “Preferred Stock Agreement”) with Barron Partners LP (“Barron”), whereby the Company agreed to issue 7,217,736 shares of its newly created series of Series A convertible, non-voting preferred stock to Barron in exchange for the payment of $5,042,250. The Preferred Stock Agreement is discussed in further detail in Item 3.02, which item is incorporated by reference herein, and the Preferred Stock Agreement is attached hereto as Exhibit 10.1, and is also incorporated herein by reference. Other information concerning the Preferred Stock Agreement is discussed in this report in Items 2.01, 3.03 and 5.01, which items are incorporated herein by reference.

(c) Warrants. Pursuant to the Preferred Stock Agreement, Barron was issued two warrants to purchase 7,217,736 shares of the Company’s common stock (the “Warrant Shares”). The exercise prices of the warrants are $1.3972 and $2.0958 per share, each warrant exercisable for half of the total Warrant Shares. The terms of the warrants are described in more detail in Item 3.02, which is incorporated herein by reference. The terms and conditions of the warrants are identical except with respect to exercise price. Warrants A and B are incorporated herein by reference to Exhibits 10.2 and 10.3, respectively. Additional information concerning the warrants is discussed in this report in Items 2.01 and 5.01, which items are incorporated herein by reference

(d) Escrow Agreement. On February 10, 2005, in connection with the transactions relating to the Merger Agreement and the Preferred Stock Agreement, the Company entered into an Escrow Agreement with CSI, Barron Partners LP and Leatherwood Walker Todd & Mann, P.C., as escrow agent (“Escrow Agent”). The Escrow Agreement provided that the Escrow Agent would hold all of the documents and funds to be exchanged between the parties pursuant to the Preferred Stock Agreement and the Merger Agreement until the closing of the transactions contemplated by the agreements. All such transactions, including the merger, were consummated on February 11, 2005. Accordingly, all obligations of the parties under the Escrow Agreement, other than any continuing liability of the parties to indemnify the Escrow Agent, have been performed.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, which is filed as Exhibit 10.4 and is incorporated herein by reference.

(e) Registration Rights Agreement. On February 10, 2005, pursuant to the Preferred Stock Agreement, the Company entered into a Registration Rights Agreement with Barron, whereby the Company undertook certain obligations to register the shares of common stock of the Company underlying the warrants and shares of preferred stock to be sold to Barron pursuant to the Preferred Stock Agreement.

Under the terms of the Registration Rights Agreement, the Company is obligated to file, within forty-five days following the execution of the Registration Rights Agreement, a registration statement covering the resale of the shares underlying the convertible preferred stock and warrants issued to Barron. Barron, subject to certain conditions, may also demand the registration of all or part of such shares on a one-time basis and, pursuant to “piggy-back rights,” may require the Company (subject to certain carvebacks) to include such shares in certain registration statements filed by the Company. The Company is obligated to pay all expenses in connection with the registration of the shares, and may be liable for liquidated damages in the event the registration of shares is not effected pursuant to the agreement between the parties.

Certain additional information concerning the Registration Rights Agreement is discussed in Item 3.02, which item is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.5 and incorporated herein by reference.

(f) Employment Agreements. On February 11, 2005, the Company entered into written employment agreements with four of its executive officers: Nancy K. Hedrick, President and Chief Executive Officer; Thomas P. Clinton, Vice President of Sales; William J. Buchanan, Vice President of Engineering; and Beverly N. Hawkins, Vice President of Support Services. Such contracts are attached hereto as Exhibits 10.8, 10.9, 10.10 and 10.11, respectively, and are incorporated herein by reference. All such employment agreements are identical except for name and job title. They provide for: a term of three years, expiring on February 10, 2008, with automatic renewals of one year thereafter in the absence of either party giving 30 days advance notice; compensation at a rate of $185,000 a year, plus such bonuses and raises as the Board of Directors of the Company in its discretion may determine; provisions prohibiting the Company from modifying the executives job responsibilities and duties in a manner inconsistent with the executive’s job position and prohibiting the Company from relocating the executive’s principal location of employment in Easley, South Carolina to more than thirty miles away; termination by the Company for cause; provisions prohibiting the executive from competing with the Company, soliciting customers or supplies of the Company, or employing any employee of the Company, at the Company’s election, for the longer of one year after termination of employment or the remainder of the initial three year term plus one year upon a voluntary termination of employment; confidentiality; severance benefits in the event of termination by the Company without cause equaling 18 months of base salary; and consideration for the non-compete provisions, to be paid over a one year following termination of employment, equal to 75% of the average of the employee’s base salary and bonuses during the period of his or her employment. The employment agreements also contain other standard provisions for employment agreements of this type.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibit 10.8, 10.9, 10.10 and 10.11 and incorporated herein by reference.

The Company has also entered into a verbal agreement with Joe Black to employ him as its interim CFO at an annual salary of $185,000. The Company is in the process of procuring a permanent CFO with public company experience. Mr. Black has agreed to remain as interim CFO until a permanent CFO has been retained. Once a permanent CFO is hired, he has agreed to enter into a consulting agreement with the Company to provide financial and accounting consulting services to the Company with a compensation of $75 an hour during the term of the consulting agreement. The consulting agreement would provide for an initial term of one year beginning on the latter of March 31, 2005 or such date agreed by the Company and Mr. Black, but not later than May 31, 2005. The consulting agreement would also contain provisions prohibiting Mr. Black from competing with the Company, soliciting customers or supplies of the Company, or employing any employee of the Company for a period of one year following expiration of the consulting agreement. The initial term of the consulting agreement would be renewable in one year increments upon mutual agreement with the came compensation.

(g) Subordinated Promissory Notes. In connection with the merger, the Company issued six subordinated promissory notes payable, respectively to Barron and the five former shareholders of CSI: Nancy K. Hedrick, Joe G. Black, Beverly N. Hawkins, Thomas P. Clinton and William J. Buchanan. All such notes are pari passu and rank equally in right of payment in the event of bankruptcy or liquidation of the Company, or similar events, and are subordinated in right of payment to all other non-subordinated debt of the Company. Payments of principal and interest may be paid as agreed under such subordinated notes, so long as, generally, the Company is not in default under any of its senior indebtedness.

The Barron note provides that the Company will pay to Barron $1,875,200, with interest accruing at the prime rate plus 2%. The principal on the note must be paid in full on or before May 10, 2006. Any past due and unpaid amounts bear interest at the rate of 15% per annum until paid in full. The foregoing description of the Barron note is qualified in its entirety by reference to Exhibit 10.6, which is incorporated herein by reference.

The aggregate principal sum borrowed under the notes payable to the five former shareholders of CSI is $1,875,000, or $375,040 per individual. Other than the principal amount borrowed, the terms of the notes are substantially identical to the note payable to Barron. The foregoing description of the notes payable to the former shareholders of CSI is qualified in its entirety by reference to Exhibit 10.7 which is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger

As previously described in Item 1.01, which item is incorporated herein by reference, the Company completed the merger and related transactions contemplated by the Merger Agreement on February 11, 2005. Pursuant to the Merger Agreement, CSI merged into the Company with the Company being the surviving corporation.

Additional information on CSI and the Company

CSI, organized in 1989 and privately held, develops proprietary fund accounting software applications and provides network integration solutions for local government and education. CSI serves clients located in South Carolina, North Carolina and Georgia, consisting primarily of schools (K-12 and higher education), municipalities non-profit organizations and other local governments. CSI’s former corporate offices located in Easley, South Carolina, will be the headquarters of the merged entity

Certain financial statements of CSI are attached as Exhibit 99.2 and 99.3 hereto and are incorporated herein by reference. Also, certain pro forma financial statements on CSI and the Company are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

The Company intends to file shortly with the Commission an additional Form 8-K containing substantially all of the information which would be included in a Form 10-SB filed under the Securities Exchange Act of 1934, as amended. Such additional Form 8-K will contain additional, more detailed information on CSI and the Company.

Nature and Amount of Consideration

The nature and amount of the consideration involved in the merger is described in Item 1.01 above.

Funding of the Merger and Related Transactions

The source of funds for the consideration relating to the merger consisted of cash of CSI and funds received from the sale of the Series A non-voting convertible preferred stock and the Barron subordinated loan described in Item 3.02 below, which item is incorporated herein by reference.

Certain Relationships Between Parties to the Merger

As described in Item 1.01, immediately prior to the merger, CSI owned of record and beneficially approximately 77% of all of the capital stock of the Company. As previously disclosed, these shares were purchased on January 31, 2005 from Maximum Ventures, Inc., a New York corporation (“Maximum”), pursuant to a Stock Purchase Agreement dated January 31, 2005. The consideration for the purchase of such shares was approximately $450,000 plus $20,000 paid for reimbursement of Maximum’s legal expenses. Of the total paid to Maximum by CSI, approximately $56,387.50 was applied against outstanding liabilities of the Company. The consideration was paid out of cash of CSI, and $50,000 was advanced by Barron Partners LP, a Delaware limited partnership (“Barron”). The purchase of the shares from Maximum was arranged by Barron, which subsequently purchased certain shares of preferred stock and warrants in the Company, as described in Item 3.02 below, which item is incorporated herein by reference. No director or executive officer of the Company is affiliated with Barron, and Barron’s relationship with the Company is otherwise limited to its ownership of the Series A non-voting convertible preferred stock, certain warrants to purchase common stock, a subordinated loan of approximately $1.9 million to the Company and related agreements described in Item 3.02.

As described in Item 5.02 below, which item is incorporated herein by reference, two of the directors of the Company, Nancy K. Hedrick and Thomas P. Clinton, were formerly directors, executive officers and shareholders of CSI. Likewise, the current officers of the Company following the merger are the former officers of CSI. Further, during the period following the January 31, 2005 purchase by CSI of a controlling interest in the Company from Maximum until immediately prior to the merger, the following principals of CSI served in the following officer positions with the Company: Nancy K. Hedrick, President and CEO; Joe G. Black, Interim Chief Financial Officer; Beverly N. Hawkins, Secretary; and William J. Buchanan, Treasurer.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

In order to facilitate the merger referenced in Items 1.01 and 2.01 of this report, which items are incorporated herein by reference, on February 10, 2005, the Company entered into the Preferred Stock Agreement to sell 7,217,736 shares of its Series A convertible, non-voting preferred stock to Barron for $5,042,250. The preferred stock is convertible into shares of common stock on a one for one basis. Barron is a New York-based private investment partnership that specializes in investing in micro-cap public companies. As part of the transaction, Barron invested an additional $1.9 million in the form of a subordinated note on the same terms as the subordinated notes payable to the former CSI stockholders in the merger, and received warrants for the purchase of 7,217,736 shares of the company’s common stock (the “Warrant Shares”). The exercise prices of the warrants are $1.3972 and $2.0958 per share, each warrant exercisable for half of the total Warrant Shares. Barron has agreed, generally, not to convert at any time its warrants to purchase shares of common stock if and to the extent that Barron’s beneficial ownership of Company common stock would exceed 4.99%, without giving Company at least 61 days’ advance notice. Proceeds from the sale of preferred stock and the subordinated loan were substantially utilized to fund the merger and related transactions. The Registration Rights Agreement is discussed in Item 1.01 of this report. The warrants issued to Barron are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

The preferred shares and warrants subject to the Preferred Stock Agreement, and the common stock into which they are convertible and exercisable, respectively, have not been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The Company sold the shares of preferred stock to Barron in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The basis for such exemption is the non-public sale of the preferred stock and the warrants by the Company in a privately negotiated transaction to Barron, an accredited and sophisticated investor. Pursuant to a registration rights agreement, the Company is obligated to register the common shares underlying the preferred stock and warrants subject to certain conditions set forth in the agreement. The sale of preferred stock and the warrants took place concurrently with the closing of the merger on February 11, 2005.

The terms of the preferred stock are set forth in the Preferred Stock Agreement and the Certificate of Designation, Rights and Preferences described in Item 3.03 below, which item is incorporated herein by reference. Such Certificate of Designation, Rights and Preferences is attached hereto as Exhibit 3.1 as a part of the Company’s Certificate of Incorporation, and is incorporated herein by reference. In addition to customary representations, warranties and other provisions, such agreement:

•	required Barron, as the investor in the preferred stock on the one hand, and the five (5) former shareholders of CSI, collectively on the other hand, to make subordinated loans to the Company in the amount of approximately $1.9 million each. Barron’s loan was funded with cash at closing and was substantially utilized to fund the merger consideration, and that of the former CSI shareholders was in the form of merger consideration which otherwise would have been payable in cash;

•	required Barron to reimburse the Company for $81,736.50 of its legal expenses relating to the sale of the preferred stock and related transactions;

•	provided for the delivery of the two warrants;

•	required that the merger be consummated immediately prior to the sale of the preferred stock and the warrants;

•	required the execution and continued effectiveness of the Registration Rights Agreement described elsewhere herein;

•	obligated the Company to continue to report to the Commission under Section 15(d) of the Securities Exchange Act of 1934, as amended, or register under Section 12(b) or (g) thereunder;

•	prohibited the Company from issuing any shares of preferred stock of the Company for a period of three years, which preferred stock is convertible into shares of common stock of the Company other than on a conversion ratio which is fixed, with certain exceptions;

•	prohibited the Company for a period of three years from issuing any convertible debt;

•	prohibited the Company for a period of three years from entering into any transactions that have reset features that result in additional shares being issued;

•	required the Company within 90 days to employ a chief financial officer who has experience with public companies, and provides for liquidated damages for failure to comply with this covenant;

•	provides that, until such time as all of the preferred stock shall have been converted into common stock of the Company, Barron and the five former shareholders of CSI will have the right to participate in any subsequent funding by the Company on a pro rata basis at 80% of the offering price;

•	prohibits any insiders, including all officers and directors of the Company, from selling any shareholdings for a period of two years;

•	for two years, prohibits any employment and consulting contracts from containing any provisions for: bonuses not related directly to increases in earnings; any car allowances not approved by the unanimous vote of the board of directors; any anti-dilution or reverse split provisions for shares, options or warrants; any deferred compensation, any unreasonable compensation or benefit clauses; or any termination clauses paying over 18 months of salary;

•	requires that the Company give Barron 70 days notice before the sale of all or substantially all of the assets of the Company or any merger or consolidation;

•	prohibits any variable rate or other transaction whereby a purchaser of securities is granted the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in the investor’s current offering; and

•	provides that in the event of a sale or merger of the Company, the restriction in the preferred stock and the warrants limiting Barron to ownership of 4.99% of the common stock of the Company will immediately be terminated.

The Preferred Stock Agreement also required the Company to file, as a part of its Certificate of Incorporation, a Certificate of Designation, Rights and Preferences described in Item 3.03 below, which sets forth the terms and rights of the holders of the Series A preferred stock.

The foregoing description of the Preferred Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the Preferred Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

In addition to the terms of the warrants discussed above, the warrant agreements provide that:

•	the warrant may be exercised on a cashless basis;

•	that the holder of the warrant shall not be entitled to exercise the warrant if such exercise would result in such holder and its affiliates being the beneficial of more than 4.99% of the outstanding shares of the common stock of the Company on the date of exercise, provided that such restriction may be revoked upon 61 days notice from the holder to the Company;

•	the exercise price and the number of shares for which the warrant is exercisable will be adjusted for stock splits, stock dividends, recapitalization, reorganizations, consolidations, mergers, and similar events; and

•	the Company must give the warrant holder 70 days notice prior to the sale of all or substantially all of the assets of the Company or any merger or consolidation.

The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by the warrants themselves, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the terms of the Merger Agreement, upon the consummation of the merger, the Certificate of Incorporation and Bylaws of the Company were amended and restated in the forms attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, which are incorporated herein by this reference. The rights of holders of common stock of the Company under the Amended and Restated Certificate of Incorporation (“Amended Certificate”) and the Amended and Restated Bylaws (“Amended Bylaws”), remain substantially unchanged from those of the Company’s Certificate of Incorporation and Bylaws preceding the merger. However, certain rights and procedures relating to the common stockholders were modified, as described below:

•	The total number of shares of authorized capital stock remains the same, but under the Amended Certificate, there are 40,000,000 common shares authorized and 15,000,000 preferred shares authorized, both of which have $.001 par value. Previously, there were 50,000,000 shares of common stock authorized and 5,000,000 shares of preferred stock authorized.

•	Pursuant to the Amended Certificate, the board of directors may amend the Bylaws with an affirmative majority vote, and stockholders may amend the bylaws with a 66 2/3% vote. Previously, it took a 2/3 majority vote of the board or a 3/4 majority vote of the stockholders.

•	The Amended Certificate fixes the size of the board between three and nine members, the exact number to be set by the board of directors. Previously, the size of the board was fixed between one and seven members by the board.

•	The Amended Bylaws provide that special meetings may be called by the chairman, the CEO or the president upon not less than ten and not more than 60 days notice. Previously, the board or board committee or a stockholder holding more 25% of the voting power of the Company could call a special meeting by giving not less than ten and not more than 50 days notice.

•	Pursuant to the Amended Bylaws, the quorum for a stockholders’ meeting has been raised to 50% from 25%.

•	Pursuant to the Amended Bylaws, it now takes a majority vote of the board of directors to elect new officers, which requirement has been reduced from 66 2/3% previously.

•	The Amended Bylaws specifically authorize the creation of an audit committee and a compensation committee. These committees must be composed entirely of independent directors.

Terms of Series A Preferred Stock

Pursuant to the Preferred Stock Agreement, the Company created and issued on February 11, 2005 its Series A convertible non-voting preferred stock. On such date, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (“Certificate of Designation”) with the Delaware Secretary of State. The description of the rights, preferences and limitation of the preferred stock is qualified in its entirety by reference to the Certificate of Designation, which is filed, along with the Amended Certificate, as Exhibit 3.1 and incorporated herein by reference.

The Certificate of Designation provides for the series to consist of 7,217,736 shares of preferred stock, all of which shares were issued to Barron. No dividends are payable on the Series A preferred stock, and the Certificate of Designation prohibits the payment of any dividends on the common stock of the Company while the Series A preferred stock is outstanding. Also, no common stock can be redeemed while the Series A stock is outstanding.

The Series A stock possesses no voting rights. However, the Certificate of Designation prohibits the Company from altering or changing the powers, preferences or rights given to the Series A preferred stock, amending the Certificate of Designation, authorizing or creating any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A preferred stock, creating any class of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A preferred stock, and increasing the authorized number of shares of Series A preferred stock, without the approval of the holders of the Series A preferred stock then outstanding.

Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A preferred stock shall be entitled to receive an amount equal to $0.6986 per share before any distribution or payment shall be made to any of the holders of common stock or other junior securities.

The shares of Series A preferred stock are convertible at any time on a one-for-one basis into shares of the common stock of the Company, subject to customary adjustments for stock splits, stock dividends, subsequent sales of equity securities at prices which would have a dilutive effect upon the Series A preferred shares, subsequent rights offerings and pro rata distributions, and similar events; provided, however, that a holder may not convert at any time into that number of shares of common stock which would cause him to beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such conversion. The holder may, however, waive the restrictions of this provision upon 61 days notice to the Company. Such restriction also terminates automatically upon a change of control of the Company.

The rights of the Series A preferred stockholders summarized above, particularly with respect to liquidation preferences, anti-dilution protection and the prohibition on dividends to common shareholders, represent a significant modification to the rights of common shareholders prior to the merger.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

The consummation of the merger with CSI effected a change in control of the Company. Prior to the merger, CSI held a 77% record and beneficial ownership interest in the common stock of the Company (then known as VerticalBuyer, Inc.). Pursuant to the terms of the Merger Agreement, CSI’s shares of common stock in the Company were cancelled in the merger. The five former shareholders of CSI were then collectively issued approximately 2,527,000 shares of Company common stock. These stockholders each own approximately 505,400 shares of Company common stock, with each individual stockholder’s interest representing approximately 19% of the issued and outstanding shares of common stock, prior to conversion of the preferred stock and the exercise of the two related warrants.

Also in connection with the merger, the Company sold 7,217,736 shares of its Series A convertible non-voting preferred stock to Barron and issued warrants to purchase an additional 7,217,736 shares of the Company’s common stock. The preferred stock is convertible into common stock on a one-for-one basis. Barron has agreed not to convert its preferred stock or exercise its warrants to purchase shares of common stock if and to the extent that Barron’s beneficial ownership of Company common stock would exceed 4.99%, without giving the Company at least 61 days’ advance notice.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to the Merger Agreement, the initial board of directors of the Company consists of five directors. Three are its previous directors, all independent, who remain as members of the board: Anthony Sobel, Tom Butta and Shaya Phillips. Mr. Sobel is chairman of the board and of the board’s audit committee. Mr. Phillips is chairman of the board’s compensation committee. The remaining two directors, Nancy K. Hedrick and Thomas P. Clinton, were principals of CSI. The officers of the Company are the former officers of CSI: Nancy K. Hedrick, President and Chief Executive Officer; Joe G. Black, Interim Chief Financial Officer; Thomas P. Clinton, Vice President of Sales; William J. Buchanan, Treasurer and Vice President of Engineering; and Beverly N. Hawkins, Secretary and Vice President of Support Services. Mr. Black has announced his retirement, but has agreed to serve as Interim CFO until a permanent CFO is retained.

Set forth below is the name of each officer and director of the Company, the principal positions and offices he or she holds with the Company, and a brief description of that person’s business experience during the past five (5) years:

NAME	AGE	TITLE
Anthony Sobel	49	Chairman, Director
Tom Butta	48	Director
Shaya Phillips	45	Director
Nancy K. Hedrick	54	Director, President and CEO
Thomas P. Clinton	41	Director, Vice President of Sales
Joe G. Black	65	Interim Chief Financial Officer
Beverly N. Hawkins	41	Secretary, Vice President of Support Services
William J. Buchanan	40	Treasurer, Vice President of Engineering

ANTHONY SOBEL. Director and Chairman. Since January of 1996, Mr Sobel has served as CEO of Montana Metal Products, a manufacturing concern. Mr. Sobel is chairman of the board’s audit committee.

TOM BUTTA. Director. since November 2004, Mr. Butta has served CEO of SuperStock, a company engaged in the business of stock imaging. Concurrently with his tenure at SuperStock, Mr. Butta has served as President of a21, Inc., a company engaged in the same type of business as SuperStock. Mr. Butta has also served as Vice-Chairman of the Board of Directors of a21, Inc. since February 2004. a21, Inc. is a reporting company under the Securities Exchange Act of 1934, as amended. From November 2001 to May 2003, Mr. Butta was employed by PTC as its Executive Vice President in charge of marketing. The company was in the business of producing PLM Software. Mr. Butta has also served as Chief Marketing Officer for two other software companies. From August 2000 to August 2001, he worked for CommerceQuest and from June 1999 to June 2000, he worked for Red Hat.

SHAYA PHILLIPS. Director. From March 2002-present, Mr. Phillips has served as Assistant Vice President of IT at the Fashion Institute of Technology. Previously, Mr. Phillips was a consultant for CSSP, which was engaged in the business of network consulting. From January to November 2001, Mr. Phillips was COO/CTO of Global Broadband, a telecommunications company. From March 1998 to January 2001, Mr. Phillips was the Director of Enterprise Technology for St. Johns University. Mr. Phillips is chairman of the board’s compensation committee.

NANCY K. HEDRICK. Director, President and CEO. Ms. Hedrick has held the position of President of CSI for the past sixteen years.

THOMAS P. CLINTON. Director, Vice President of Sales. Mr. Clinton has served as Vice-President of Sales for CSI since February 1999.

JOE G. BLACK. Interim Chief Financial Officer. Mr. Black has served as CFO for CSI for 14 years, taking such position in January of 1991. He has agreed to serve until a permanent chief financial officer can be retained.

BEVERLY N. HAWKINS. Secretary, Ms. Hawkins served as Vice-President of CSI for a ten year period beginning in February 1989 and ending February 1999. At that time, she moved into her present position with CSI, which is Vice President of Support Services.

WILLIAM J. BUCHANAN. Treasurer. Since January 1999, Mr. Buchanan has held the position of Vice-President of Engineering with CSI.

ITEM 8.01 OTHER EVENTS

On February 14, 2005, the Company issued a press release announcing the completion of the merger with CSI. The press release also contained an announcement pursuant to Rule 135c of the Securities Act of 1933, as amended, of the completion of a private sale of preferred stock of the Company to Barron. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The following financial statements of CSI are filed as Exhibit 99.2 and 99.3 to this report and are incorporated herein by reference:

•	Audited financial statements of CSI for fiscal years ended December 31, 2001, 2002 and 2003.

•	Unaudited financial statements of CSI for the nine-month period ended September 30, 2004 and the nine-month period ended September 30, 2003.

(b) Pro Forma Financial Information.

The following pro forma financial statements of the Company and CSI are filed as Exhibit 99.4 to this report and are incorporated herein by reference:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2004.

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2004.

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of February 10, 2005, between the Company and Computer Software Innovations, Inc.

3.1	Amended and Restated Certificate of Incorporation, and Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, of the Company.

3.2	Amended and Restated Bylaws of the Company.

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 3.1 of this report.

10.1	Preferred Stock Purchase Agreement dated as of February 10, 2005, between the Company and Barron Partners LP.

10.2	Computer Software Innovations, Inc. Common Stock Purchase Warrant A, issued to Barron Partners LP on February 11, 2005.

10.3	Computer Software Innovations, Inc. Common Stock Purchase Warrant B, issued to Barron Partners LP on February 11, 2005.

10.4	Escrow Agreement dated as of February 10, 2005, between the Company, Computer Software Innovations, Inc., Barron Partners LP and Leatherwood Walker Todd & Mann, P.C.

10.5	Registration Rights Agreement dated as of February 10, 2005, between the Company and Barron Partners LP.

10.6	Subordinated Promissory Note payable to Barron Partners LP by the Company dated February 11, 2005.

10.7	Form of Subordinated Promissory Notes payable by the Company to each of Nancy K. Hedrick, Thomas P. Clinton, Joe G. Black, Beverly N. Hawkins and William J. Buchanan, respectively, dated February 11, 2005.

10.8	Employment Agreement dated as of February 11, 2005, between the Company and Nancy K. Hedrick.

10.9	Employment Agreement dated as of February 11, 2005, between the Company and Thomas P. Clinton.

10.10	Employment Agreement dated as of February 11, 2005, between the Company and William J. Buchanan.

10.11	Employment Agreement dated as of February 11, 2005, between the Company and Beverly N. Hawkins.

99.1	Press Release dated February 14, 2005, announcing the completion of the merger and sale of preferred stock.

99.2	Audited financial statements of Computer Software Innovations, Inc. for the fiscal years ended December 31, 2001, 2002 and 2003, incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated February 4, 2005, File No. 333-34144.

99.3	Unaudited financial statements of Computer Software Innovations, Inc. for the nine-month period ended September 30, 2004 and the nine-month period ended September 30, 2003, incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K dated February 4, 2005, File No. 333-34144.

99.4	Computer Software Innovations, Inc. and VerticalBuyer, Inc. unaudited pro forma condensed combined financial information.

Forward-Looking Statements

The Company cautions readers that the statements contained herein regarding the Company’s future business plans, operations, opportunities or prospects, including any factors which may effect future earnings, or forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risk and uncertainties that could cause actual results to differ materially from anticipated results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: February 16, 2005

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated as of February 10, 2005, between the Company and Computer Software Innovations, Inc.

3.1	Amended and Restated Certificate of Incorporation, and Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, of the Company.

3.2	Amended and Restated Bylaws of the Company.

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 3.1 of this report.

10.1	Preferred Stock Purchase Agreement dated as of February 10, 2005, between the Company and Barron Partners LP.

10.2	Computer Software Innovations, Inc. Common Stock Purchase Warrant A, issued to Barron Partners LP on February 11, 2005.

10.3	Computer Software Innovations, Inc. Common Stock Purchase Warrant B, issued to Barron Partners LP on February 11, 2005.

10.4	Escrow Agreement dated as of February 10, 2005, between the Company, Computer Software Innovations, Inc., Barron Partners LP and Leatherwood Walker Todd & Mann, P.C.

10.5	Registration Rights Agreement dated as of February 10, 2005, between the Company and Barron Partners LP.

10.6	Subordinated Promissory Note payable to Barron Partners LP by the Company dated February 11, 2005.

10.7	Form of Subordinated Promissory Notes payable by the Company to each of Nancy K. Hedrick, Thomas P. Clinton, Joe G. Black, Beverly N. Hawkins and William J. Buchanan, respectively, dated February 11, 2005.

10.8	Employment Agreement dated as of February 11, 2005, between the Company and Nancy K. Hedrick.

10.9	Employment Agreement dated as of February 11, 2005, between the Company and Thomas P. Clinton.

10.10	Employment Agreement dated as of February 11, 2005, between the Company and William J. Buchanan.

10.11	Employment Agreement dated as of February 11, 2005, between the Company and Beverly N. Hawkins.

99.1	Press Release dated February 14, 2005, announcing the completion of the merger and sale of preferred stock.

99.2	Audited financial statements of Computer Software Innovations, Inc. for the fiscal years ended December 31, 2001, 2002 and 2003, incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated February 4, 2005, File No. 333-34144.

99.3	Unaudited financial statements of Computer Software Innovations, Inc. for the nine-month period ended September 30, 2004 and the nine-month period ended September 30, 2003, incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K dated February 4, 2005, File No. 333-34144.

99.4	Computer Software Innovations, Inc. and VerticalBuyer, Inc. unaudited pro forma condensed combined financial information.